Exhibit 23



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-     ) pertaining to the Paul Revere Savings Plan of our
report dated February 3, 1994, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended January 1, 1994, filed with the Securities and Exchange Commission.





/s/ Ernst & Young
ERNST & YOUNG

New York, New York
July 27, 1994